Exhibit 99.1

Litchfield Hills Research Initiates KULR Technology Group with a "Buy" Rating and $5.00 Price Target

CAMPBELL, CA, June 18, 2020 – KULR Technology Group, Inc. (OTCQB: KULR) (the “Company” or “KULR”), a leading developer of battery safety and thermal management technologies, announced today stock research firm, Litchfield Hills Research LLC, released its first analyst report on KULR, rating the Company a "Buy" under its three-tiered (buy-hold-sell) rating system, with a target price of $5.00 per share.

At of the end of its last trading day, KULR's shares closed at $1.00 per share.

"We are pleased Litchfield Hills Research initiated research on KULR. Litchfield has shown a keen interest in our technologies and will continue to cover our company in the future," said Michael Mo, CEO of KULR Technology Group, Inc.

Litchfield Hills Research adheres to FINRA standards for quality and objectivity. The Litchfield Hills Research Department certifies its report is compliant with FINRA research rules 2241, 3110, the analyst is registered with FINRA, and the report has been reviewed by a Supervisory Analyst. Litchfield’s price target, financial models, peer comparisons, and investment thesis are developed without input from management of the company, and they run their own due diligence.

"As we continue to mature by commercializing our world-class technologies, I’m confident we’ll obtain additional coverage by third-party stock analysts. Many markets are fueling the growth for advanced thermal management and battery safety technologies, including increasing demand for electric vehicles, rapid growth of the 5G and cloud computing industries, and large-scale energy storage solutions for the electric grid and renewable energy sectors. We continue to focus on improving our business and products and winning customers over, which ultimately should translate into increased shareholder value over time," said Mo.

The research report is MiFID II compliant and is classified as minor non-monetary benefit under MiFID II. It is accessible on Bloomberg, FactSet, NASDAQ, NYSE Connect, S&P Cap IQ, Thomson Reuters (Refinitiv) and 12 other platforms around the globe.  It will be posted to the research firm’s website http://www.hillsresearch.com/current-research/

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About KULR Technology Group, Inc.

KULR Technology Group, Inc. (OTCQB: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA deep space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

Keith Pinder

Landon Capital

Main: (404) 995-6671

kpinder@landoncapital.net

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

derek.newton@kulrtechnology.com